Exhibit 99.1
Media Contacts:
Bryan Murray, Investor Relations
bmurray@comstockhomebuilding.com
703.883.1700 ext. 217
COMSTOCK HOMEBUILDING COMPANIES, INC. ANNOUNCES
AQUISITION OF CAPITOL HOMES, INC. IN RALEIGH, NC
Company also announces closing of a $30 million Jr. Subordinated Note offering and a $20 million PIPE transaction
RESTON, VA—(MARKET WIRE)—May 9, 2006 — Comstock Homebuilding Companies, Inc. (NasdaqNM:CHCI — News) (“Comstock or the “Company”) today announced the acquisition of Capitol Homes, Inc. (“Capitol”), an established private homebuilder in the Raleigh, North Carolina metropolitan area. The acquisition, completed on May 5, 2006, expands Comstock’s existing market position in the Raleigh market. The acquisition of Capitol Homes is the second acquisition by Comstock in 2006 and adds approximately 1,350 lots (mostly single family detached lots) in 13 communities to the Company’s inventory of controlled land.
Initially Comstock will maintain the Capitol Homes brand in the Raleigh market but expects, over time, to transition the Capitol operations to the Comstock Homes brand. Two of the three former principals of Capitol Homes, Pablo Reiter and Glenn Hartman, will join Comstock’s Raleigh management team as Vice President of Sales and Marketing and Vice President of Land Acquisition, respectively. The third principal, Richard Weale, will continue with Comstock in a consulting capacity during the transition period and will pursue independent off-book land development opportunities for the Company. All of Capitol Homes’ 20 employees will retain their positions with the Company.
Capitol Homes is a leading builder of affordably priced single family homes, with prices ranging from approximately $150,000 to $300,000. At the time of acquisition, Capitol’s backlog was approximately $7.4 million on 39 sold homes. The Capitol Homes acquisition is projected to generate approximately $25 million in revenue for the Company during the balance of 2006. This would result in growth of over 100% for Comstock’s Raleigh division in 2006 as compared to 2005.
Comstock reported that there was no common stock issued to the principals in connection with the acquisition and it does not expect to record any goodwill in connection with the transaction. Based on estimated post-closing purchase accounting adjustments to the carrying cost of the acquired assets to fair market value, the acquisition would be accretive to Comstock’s previously issued guidance for 2006.
The Company also announced today that on May 4, 2006, in advance of the acquisition of Capitol, the Company closed on a privately placed 30-year, $30 million junior subordinated note offering with a five year fixed rate coupon of 9.72%. The proceeds were used in connection with the May 5th acquisition of Capitol Homes, Inc. and to retire substantially all of Capitol’s outstanding debt.
The Company also announced today that the Company entered into definitive purchase agreements dated May 5, 2006 (as amended on May 9, 2006) with institutional investors relating to a private placement of $20 million gross proceeds through the issuance of 2,121,048 shares of Class A common stock at a price of $9.43 per share and warrants to purchase 636,316 shares of Class A common stock at an exercise price of $11.32 per share with a five year term. J.P. Morgan Securities Inc. was the sole placement agent of the offering. The Company will use the proceeds from the equity offering for general corporate purposes, including working capital, and to fund new projects and acquisitions of assets and/or companies.

“We are excited about the acquisition of Capitol Homes and we are privileged to have Pablo Reiter, Glenn Hartman and their team joining the Comstock team,” said Christopher Clemente, Chairman and CEO. “The acquisition of Capitol Homes positions Comstock as a leading provider of middle market, single family homes in the Raleigh market. Capitol’s focus on first time buyers and middle market single family products in the Raleigh area fits well with Comstock’s strategy of enhancing our geographic and product diversification and is perfectly aligned with Comstock’s vision for growth. The principals of Capitol Homes have more than 35 years of combined experience building affordable, quality homes in the Raleigh area. Comstock has been in Raleigh since 1997 because we believe that Raleigh is well positioned to experience significant growth over the next several years as other Mid-Atlantic markets become more congested and less affordable. This acquisition continues our plan of expanding throughout the best growth markets in the Mid-Atlantic, Mid-South and Southeast. I am confident that this diversification strategy will help balance the effects of changing market conditions which we are experiencing in the Washington, D.C. market and it reduces the impact any one sub-market or single community can have on our results in a given period.
“While we believe that debt can be a very efficient way to capitalize our business we also believe that it is prudent to manage our leverage,” continued Clemente. “Accordingly, we combined the PIPE offering and the junior subordinated note offering to enhance our balance sheet and position Comstock well for continued growth into 2007 and beyond.”
“We are excited to become a Comstock Homebuilding company,” said Pablo Reiter, former principal of Capitol Homes. “Comstock is a well respected brand in the Raleigh market and their organization complements ours in many ways. We feel that as one team we will be able to grow into a dominant force in Raleigh homebuilding.”
Comstock will be holding an investor call on Thursday, May 11, 2006 at 8:45 a.m. Eastern Time. The Company plans to release its financial results for the three months ended March 31, 2006 after the market closes on Wednesday, May 10, 2006. To participate by telephone, the dial-in number is 866-406-5408 and the conference ID is 7326932. Investors are advised to join at least five minutes prior to the call to register. This investor call will be available via a live webcast on the Comstock Homebuilding Companies’ website at http://www.comstockhomebuilding.com in the “Investor Relations” section.
About Comstock Homebuilding Companies, Inc.
Established in 1985, Comstock Homebuilding Companies, Inc. is a diversified real estate development firm with a focus on moderately priced for-sale residential products. Comstock builds and markets single-family homes, townhouses, mid-rise condominiums, high-rise condominiums, mixed-use urban communities and active adult communities. The company currently markets its products under the Comstock Homes brand in the Washington, D.C. and Raleigh, North Carolina markets, under the Capitol Homes brand in Raleigh, North Carolina and under the Parker Chandler Homes brand in Atlanta, Georgia and parts of the Carolinas. Comstock develops mixed-use, urban communities and active-adult communities under the Comstock Communities brand. Comstock Homebuilding Companies, Inc. trades on Nasdaq as CHCI. For more information on Comstock Homebuilding Companies, Inc., please visit http://www.comstockhomebuilding.com.
Cautionary Statement Regarding Forward-Looking Statements
This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions, including statements related to Comstock’s expected future financial results and anticipated growth in the Washington, D.C. housing market, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, economic, market and competitive conditions affecting Comstock and its operations and products, risks and uncertainties relating to the market for real estate generally and in the areas where Comstock has projects, the availability and price of land suitable for development, materials prices, labor costs, interest rates, Comstock’s ability to service its significant debt obligations, fluctuations in operating results, anticipated growth strategies, continuing relationships with affiliates, environmental factors, government regulations, the impact of adverse weather conditions or natural disasters and acts of war or terrorism. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in Comstock’s Annual Report on Form 10-k for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on March 16, 2006. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.